Exhibit 11.2

NORMATIVE INSTRUCTION	IN-PRESI-0034 August 11, 2022 Review: 02
Policy on Trading Securities Issued by JBS S.A.

RECIPIENTS: Investor Relations Officer, other related persons, amounts disclosed and maintenance of secrecy of information disclosed to the public and related persons in negotiation with Securities issued by JBS.

1.	INTRODUCTION AND GENERAL PRINCIPLES

1.1.	JBS S.A. (“JBS” or “Company”) is a publicly held company committed to the good corporate governance practices of B3’s Novo Mercado Segment (as defined below) and is concerned with ensuring high standards of transparency and equal treatment to investors and the capital markets in general;

1.2.	This document establishes the Trading Policy (as defined below), prepared under CVM Resolution 44 (as defined below);

(i)	compliance with specific legislation, the regulations of CVM (as defined below), and other Brazilian and international regulatory bodies to which JBS is subject;

(ii)	adherence to the best investor relations practices; and

(iii)	transparency and equal treatment to investors and the capital markets in general.

1.3.	The awareness and strict compliance with this Trading Policy are mandatory to all Related Persons (as defined below). Any questions about the provisions of the Trading Policy, the regulation applicable edited by CVM, or other Brazilian and international regulatory bodies to which JBS is subject shall be clarified with the Investor Relations Officer.

2.	DEFINITIONS

2.1.	In applying and interpreting the terms and conditions contained in this Trading Policy, the terms below shall have the following meanings:

“Controlling Shareholders”	A shareholder or group of shareholders bound by a shareholders' agreement, or under common control, which exercises the power of control, directly or indirectly, over the Company, according to the Brazilian Corporate Law;

“Management”	Statutory Executive Officers and sitting and alternate members of JBS’s Board of Directors;

“Material Act or Fact”	Any decision of a Controlling Shareholder, resolution of a General Meeting or a meeting of the managing bodies of JBS, or any other act or fact of a political- administrative, technical, legal, business, or economic- financial nature occurred or related to JBS’s business, which may influence (i) the price of Securities; (ii) investors’ decision to buy, sell, or hold Securities; or (iii) investors’ decision to exercise any rights inherent to their condition of holders of Securities;

“B3”	B3 S.A. – Brazil, Bolsa, Balcão;

“Stock Markets”	B3 and any other stock markets or organized over-the- counter entities where JBS has Securities listed for trading, in Brazil or abroad;

“Company” or “JBS”	JBS S.A.;

“Fiscal Council Members”	Sitting and alternate members of the Fiscal Council;

“Board of Directors”	The Board of Directors of JBS;

Organizational Processes	PUBLIC DOCUMENT	Page 1 of 8

NORMATIVE INSTRUCTION	IN-PRESI-0034 August 11, 2022 Review: 02
Policy on Trading Securities Issued by JBS S.A.

RECIPIENTS: Investor Relations Officer, other related persons, amounts disclosed and maintenance of secrecy of information disclosed to the public and related persons in negotiation with Securities issued by JBS.

“Fiscal Council”	JBS’s Fiscal Council, if installed;

“CVM”	Brazilian Securities and Exchange Commission;

“Investor Relations Officer”	A Statutory Executive Officer responsible for providing information to investors, the CVM, and the Stock Markets, among other duties provided for in regulations issued by CVM, as well as for managing and overseeing the application of the Trading Policy;

“Employees with Access to Insider Information”	JBS employees who, due to their office, duty, or position at JBS, have access to any Insider Information;

“Insider Information”	Any information related to JBS or its Subsidiaries that may be considered a Material Act or Fact;

“Brazilian Corporation Law”	Law 6,404, of December 15, 1976, as amended;

“Statutory Bodies”	The Statutory Executive Board, Board of Directors, and Statutory Audit Committee, as well as other JBS bodies with technical or advisory functions that may be created by statutory provisions;

“Country”	The Federative Republic of Brazil;

“Linked Persons”	The persons who have the following relationship with Managers, Fiscal Council Members, and members of any Statutory Bodies (i) spouse, of whom he/she is not judicially or extrajudicially separated; (ii) partner; (iii) any dependent listed in the annual income tax adjustment statement; and (iv) companies directly or indirectly controlled by them;

“Related Persons”	JBS, its Controlling Shareholders, Managers, Fiscal Council Members, Employees with Access to Insider Information, the members of any Statutory Bodies, Contracted Third Parties, as well as Subsidiaries, and any person who is aware of information related to a Material Act or Fact due to their office, function, or position at the Company, its Controlling Shareholders, or its Subsidiaries and Affiliates;

“Trading Policy”	This Policy on Trading Securities Issued by JBS;

“CVM Resolution 44”	CVM Resolution 44, of August 23, 2021, as amended, which provides for the disclosure of information on a material act or fact, the trading of securities pending disclosure of a material fact, and the disclosure of information on the trading of securities;

“Affiliates”	Companies in which JBS holds an interest of at least ten percent (10%), without controlling them;

“Subsidiaries”	Companies in which JBS, directly or through other subsidiaries, holds ownership/shareholder rights that ensure them the controlling power, under the Brazilian Corporation Law;

“Contracted Third Parties”

Any person who is not a JBS employee and bound to it by an agreement with the company or with its employer and who is aware of information related to a JBS Material Act or Fact, including, but not limited to, those   who have a commercial, professional, or trust relationship with JBS, such as lawyers, independent auditors, securities analysts, consultants, and institutions belonging to the securities distribution system;

“Securities”

Any shares, debentures, certificates of real estate receivables, subscription warrants, share deposit certificates (including as American Depositary Shares – ADS, represented by American Depositary Receipts – ADR), receipts and subscription rights, promissory notes, call or put options, or derivatives of any type, or any other instruments, collective investment deeds or agreements issued by the Company or referenced thereto that are legally considered “securities”, existing on the approval date of this Trading Policy or that may be further created.

Organizational Processes	PUBLIC DOCUMENT	Page 2 of 8

NORMATIVE INSTRUCTION	IN-PRESI-0034 August 11, 2022 Review: 02
Policy on Trading Securities Issued by JBS S.A.

RECIPIENTS: Investor Relations Officer, other related persons, amounts disclosed and maintenance of secrecy of information disclosed to the public and related persons in negotiation with Securities issued by JBS.

3.	OBJECTIVE AND SCOPE

3.1.	The objectives of this Trading Policy are to restrain and punish the use of Insider Information by the Related Persons aiming to obtain benefits for themselves or for others when trading Securities and outline the guidelines that shall regulate, in an orderly fashion and within the limits established by law, the trading of such Securities, according to CVM Resolution 44 and JBS’s internal policies, to ensure transparency of the trading;

3.2.	Such rules also seek to restrain the practices of insider trading (undue use of Insider Information for personal benefit or benefit of third parties) and tipping (Insider Information tips that benefit third parties), preserving transparency in trading Securities.

4.	RELATED PERSONS

4.1.	The rules of this Trading Policy define periods in which the Related Persons shall abstain from trading Securities, to avoid questioning regarding the undue use of Insider Information;

4.2.	In addition to the Related Persons, the rules of this Trading Policy apply to trades directly or indirectly carried out by Related Persons, on their own or on behalf of third parties, inside or outside regulated securities market environments, including in cases when such trades are conducted by:

(i)	linked persons;

(ii)	proxies or agents;

(iii)	persons or entities that, by law, are prohibited from trading Securities for a certain period, as applicable;

(iv)	securities loan operations;

(v)	third parties with whom they have executed a fiducia agreement or portfolio management; and/or

(vi)	any person with knowledge of Insider Information disclosed by any person prohibited from trading, knowing that said information has not yet been publicly disclosed to the market.

Organizational Processes	PUBLIC DOCUMENT	Page 3 of 8

NORMATIVE INSTRUCTION	IN-PRESI-0034 August 11, 2022 Review: 02
Policy on Trading Securities Issued by JBS S.A.

RECIPIENTS: Investor Relations Officer, other related persons, amounts disclosed and maintenance of secrecy of information disclosed to the public and related persons in negotiation with Securities issued by JBS.

4.3.	Related Persons must undertake to inform this Trading Policy to their Linked Persons, who shall also be subject to its terms;

4.4.	The Investor Relations Officer is responsible for the general management, execution, and monitoring of this Trading Policy. Any questions about the provisions of this Trading Policy should be clarified with the Investor Relations Officer;

4.5.	This Trading Policy is based on the applicable legislation and regulations in force.

5.	SECURITIES TRADING RESTRICTIONS WHEN THE DISCLOSURE OF MATERIAL ACTS OR FACTS IS PENDING

5.1.	Related Persons are prohibited from trading Securities issued by the Company at all times, regardless of the determination of the Investor Relations Officer, until the Insider Information to which such person has access or knowledge is disclosed to the market, as established by CVM Resolution 44;

5.2.	For purposes of the definition of Insider Information, the following matters are assumed to be relevant from the moment the respective studies or analysis start until their disclosure to the market, as established by CVM Resolution 44:

(i)	information related to absorption, total or partial spin-off, merger, transformation, or any type of corporate reorganization or business combination;

(ii)	change in the Company’s control, including through the execution, amendment to, or termination of a shareholders’ agreement;

(iii)	decision to cancel the Company’s registration as issuer of securities before the CVM;

(iv)	change in the environment or segment where the Company’s shares are traded;and

(v)	information regarding the company’s filing for out-of-court or court-supervised reorganization and bankruptcy.

5.2.1.	It is worth noting that, under CVM Resolution 44, the assumption provided for in item 5.2 above is relative and must be analyzed together with other elements indicating whether, in fact, there has been a violation of the restriction provided for in item 5.1 above.

6.	RESTRICTIONS ON TRADING AFTER THE DISCLOSURE OF MATERIAL ACTS OR FACTS

6.1.	For purposes of item 5.1 above, even after the disclosure of a Material Act or Fact, the blackout period for trading Securities by Related Persons shall prevail, if such transaction may, at the Company's discretion, as decided by the Investor Relations Officer, interfere in the conditions related to trading Securities, in a way that it damages the Company or its shareholders. In these cases, whenever the Company decides to maintain the aforementioned blackout period, the Investor Relations Officer shall disclose such decision to the Related Persons.

Organizational Processes	PUBLIC DOCUMENT	Page 4 of 8

NORMATIVE INSTRUCTION	IN-PRESI-0034 August 11, 2022 Review: 02
Policy on Trading Securities Issued by JBS S.A.

RECIPIENTS: Investor Relations Officer, other related persons, amounts disclosed and maintenance of secrecy of information disclosed to the public and related persons in negotiation with Securities issued by JBS.

7.	EXCEPTIONS TO GENERAL SECURITIES TRADING RESTRICTIONS

7.1.	If the requirements provided for in the regulation in force are observed (especially CVM Resolution 44), the restrictions to trade Securities, under item 5.1 above, do not apply to the following transactions:

(i)	acquisition of treasury shares through private trade, due to the exercise of buy options under the stock option plan approved at the Company’s General Meeting;

(ii)	transfer of shares granted by the Company to Managers, employees, or service providers as part of compensation in the scope of the share-based compensation plan approved at a General Meeting;

(iii)	trading involving fixed income securities, when carried out through operations with combined repurchase commitments by the seller and resale by the buyer, to be settled on an established date, before or equal to the maturity date of the instruments that are the object of the operation, carried out with pre-defined profitability or remuneration parameters;

(iv)	subscription of new Securities, without prejudice to the application of the rules that provide for the disclosure of information in the context of the issue and offer of such Securities;

(v)	trading carried out by investment funds whose members are the Related Persons and/or Linked Persons, provided that the trading decisions of such investment funds cannot be influenced by the members who are Related Persons and/or Linked Persons; and

(vi)	trading carried out by Related Persons and/or Linked Persons, according to an individual investment or divestment plan, under item 12 below.

8.	PROHIBITION FROM TRADING COMPANY SECURITIES BEFORE THE DISCLOSURE OF QUARTERLY INFORMATION AND STANDARDIZED FINANCIAL STATEMENTS

8.1.	The Company, Controlling Shareholders, Managers, Fiscal Council Members, and members of the Statutory Bodies are prohibited from trading Securities, regardless of any notice/warning by the Investor Relations Officer, for the fifteen (15) days preceding the disclosure of the Company’s quarterly financial information and annual financial statements, regardless of the knowledge, by such persons, of the content of the Company’s quarterly financial information and annual financial statements, or verification of the existence of Insider Information pending disclosure:

8.1.1.	The prohibition provided for in item 8.1 above does not apply (i) to individual investment or divestment plans that comply with the requirements provided for in article 16 of CVM Resolution 44, under item 12 below; (ii) to trading involving fixed income securities, when carried out through operations with combined repurchase commitments by the seller and resale by the buyer, to be settled on an established date, before or equal the maturity date of the securities that are the object of the operation, carried out with pre-defined profitability or remuneration parameters; and (iii) to operations aimed at complying with obligations assumed before the beginning of the blackout period arising from securities loans, the exercise of call or put options by third parties, and forward buying and selling contract;

8.1.2.	Related Persons not included in the prohibition provided for in item 8.1 above will be subject to the prohibition from trading securities if they become aware of the content of the Company’s interim financial information and annual financial statements, as a result of the provision of item 5.1 above.

Organizational Processes	PUBLIC DOCUMENT	Page 5 of 8

NORMATIVE INSTRUCTION	IN-PRESI-0034 August 11, 2022 Review: 02
Policy on Trading Securities Issued by JBS S.A.

RECIPIENTS: Investor Relations Officer, other related persons, amounts disclosed and maintenance of secrecy of information disclosed to the public and related persons in negotiation with Securities issued by JBS.

9.	SHARE TRADING EXCEPTIONS BY JBS

9.1.	The Company shall not be subject to the prohibitions provided for in items 5.1 and 8.1 above, regarding the trading of its shares, according to the provisions of the applicable legislation and regulation, especially CVM Resolution 77, of March 29, 2022, provided that the trading (a) is carried out under objective criteria previously established by the Company’s Executive Board, including (i) daily trading volume; (ii) maximum value per share (for acquisition) or minimum value per share (for sale); (iii) maximum daily trading volume and maximum total trading volume; and (iv) maximum trading term based on such criteria; and (b) as applicable, complies with the requirements and characteristics described in item 12 below.

10.	PROHIBITION FROM TRADING APPLICABLE TO FORMER MANAGERS

10.1.	Former managers who leave JBS’s Management before the public disclosure of a Material Act or Fact regarding a business or fact that occurred during their term of office shall not trade Company Securities for three (3) months as of the date of their departure or until said Material Act or Fact is disclosed, whichever comes first.

11.	DUTY TO INFORM

11.1.	The Controlling Shareholders, Managers, Fiscal Council Members, and members of the Statutory Bodies, shall inform the ownership of Securities and, in the case of publicly held companies, securities issued by Subsidiaries or Controlling Shareholders, on their behalf or on behalf of the Linked Persons, under the terms of the Policy on the Disclosure of Material Acts or Facts of JBS S.A.

12.	INDIVIDUAL TRADING PLANS

12.1.	Related Persons can formalize, in writing, before the Investor Relations Officer, individual investment or divestment plans regulating their trading with Securities, provided that the requirements and characteristics provided for in article 16 of CVM Resolution 44 are complied with;

12.1.1.	In addition to the provision above, the individual investment or divestment plan must (i) be verifiable, including regarding its implementation and any amendment to its content; (ii) irrevocably establish the dates or events and amounts or quantities of the trading transactions to be carried out by the participants; and (iii) establish a period of at least three (3) months for the plan, any changes, and cancellations to become effective.

12.2.	Investment or divestment plans implemented by Related Persons can allow the trading of Securities in the period referred to in item 8 of this Trading Policy, provided that (i) the Company has approved a schedule defining specific dates for the disclosure of quarterly financial information and annual financial statements; and (ii) oblige their participants to refund the Company any losses avoided or gains earned in trading Securities, arising from any changes in the disclosure dates of interim financial information and annual financial statements, calculated based on reasonable and verifiable criteria defined by the plan;

Organizational Processes	PUBLIC DOCUMENT	Page 6 of 8

NORMATIVE INSTRUCTION	IN-PRESI-0034 August 11, 2022 Review: 02
Policy on Trading Securities Issued by JBS S.A.

RECIPIENTS: Investor Relations Officer, other related persons, amounts disclosed and maintenance of secrecy of information disclosed to the public and related persons in negotiation with Securities issued by JBS.

12.3.	The Related Persons are prohibited from (i) simultaneously implementing more than one investment or divestment plan in effect; and (ii) carrying out any transactions that nullify or mitigate the economic effects of the transactions to be defined by the investment or divestment plan;

12.4.	The Board of Directors shall be responsible for checking, at least every six months, compliance of the trading transactions carried out by the Related Persons with their respective formalized investment or divestment plans, as applicable.

13.	AMENDMENT TO THE SECURITIES TRADING POLICY

13.1.	This Trading Policy may be amended:

(i)	if expressly determined by the CVM;

(ii)	upon changes to applicable legislation and rules, aiming to reflect the necessary adaptations; or

(iii)	if approved by the Board of Directors.

13.2.	Without prejudice to subsequent investigations and sanctions, the CVM may determine improvements or amendments to this Trading Policy if it understands that it does not forbid individuals from using relevant information when carrying out trades, or if it understands that this Policy does not adequately comply with the applicable legislation and regulation;

13.3.	Any amendment to this Trading Policy shall be informed to the CVM and the Stock Exchanges by the Investor Relations Officer, as required by the applicable regulations, and shall also be informed to the Related Persons;

13.4.	This Trading Policy cannot be amended when a Material Act or Fact is pending disclosure, except if otherwise legally determined.

14.	VIOLATION OF THE TERMS OF THIS TRADING POLICY

14.1.	Related Persons responsible for non-compliance with any provision of this Trading Policy must fully indemnify JBS and/or other Related Persons for all losses incurred as a direct or indirect result of such non-compliance;

14.2.	The non-compliance with this Trading Policy will subject the violator to disciplinary measures, as well as administrative, civil, and criminal measures, attributed by regulatory market authorities without prejudice to compensation for losses and damages caused to JBS and its shareholders because of the violation of the rules contained herein. Notwithstanding, the Board of Directors shall be responsible for taking applicable disciplinary measures to be internally adopted by JBS, including removal from office or dismissal of the violator in cases of severe violation;

Organizational Processes	PUBLIC DOCUMENT	Page 7 of 8

NORMATIVE INSTRUCTION	IN-PRESI-0034 August 11, 2022 Review: 02
Policy on Trading Securities Issued by JBS S.A.

RECIPIENTS: Investor Relations Officer, other related persons, amounts disclosed and maintenance of secrecy of information disclosed to the public and related persons in negotiation with Securities issued by JBS.

14.3.	Any Related Person who is aware of a violation of this Trading Policy must inform the fact to the Investor Relations Officer;

14.4.	The provisions of this Trading Policy do not exclude the responsibility arising from legal requirements of third parties not directly related to JBS who become aware of Material Acts or Facts and trade Securities issued by JBS;

14.5.	If an applicable measure falls under the legal or statutory powers of the General Meeting, the Board of Directors shall convene it to resolve on the matter.

15.	EFFECTIVENESS

15.1.	This Trading Policy shall come into effect on the date of its approval by the Board of Directors and shall remain effective for an indefinite period until otherwise resolved, always complying with the applicable legislation and regulation in force.

16.	FINAL PROVISIONS

16.1.	Any violations of the provisions of this Trading Policy shall be subject to the procedures and penalties legally applicable, including sanctions provided for in law, in addition to liabilities for damages caused to JBS and/or third parties;

16.2.	Unauthorized disclosure of Insider Information not publicly disclosed about JBS is forbidden;

16.3.	Any violations of Trading Policy observed by the Related Persons must be immediately informed to JBS’s Investor Relations Officer;

16.4.	The Investor Relations Officer is responsible for broadly disclosing this Trading Policy so that all those subject to it become aware of the rules and obligations established herein.

*    *    *

Policy approved by the Company’s Board of Directors at a meeting held on August 11, 2022.

Organizational Processes	PUBLIC DOCUMENT	Page 8 of 8